Exhibit 99.1

EVERCORE PARTNERS REPORTS GROWTH IN EARNINGS FOR THE

FIRST NINE MONTHS AND THIRD QUARTER OF 2006

Highlights

•	Strong increase in nine month revenues and earnings

•	Growth in pre-tax margins for the nine month period

•	Advisory pipeline remains robust

NEW YORK, November 8, 2006 – Evercore Partners Inc. (NYSE: EVR) today announced that on an adjusted pro forma basis, it’s revenues increased 39.3% to $135.0 million from $96.9 million for the nine months ended September 30, 2006. Adjusted pro forma net income of $24.1 million, or $0.80 per share for the nine months ended September 30, 2006, increased 63.1% when compared to $14.8 million, or $0.49 per share, for the nine months ended September 30, 2005. Evercore’s adjusted pro forma pre-tax margin for the nine months ended September 30, 2006 was 32.4%, compared to 27.4% for the nine months ended September 30, 2005.

For the three months ended September 30, 2006, Evercore’s adjusted pro forma revenues were $43.4 million and adjusted pro forma net income was $8.4 million.

The following table provides an overview of the firm’s results to facilitate a comparison of Evercore’s results prior and subsequent to its initial public offering (IPO) in August of 2006:

	Nine Months Ended September 30,
	($ in thousands)
	GAAP					Pro Forma			Adjusted Pro Forma
	9 Months Ended 9/30 2005	1/1 – 8/9 2006 Predecessor	8/10 – 9/30 2006 Successor	9 Months Ended 9/30 2006 Combined	% Change	9 Months Ended 9/30 2005	9 Months Ended 9/30 2006	% Change	9 Months Ended 9/30 2005	9 Months Ended 9/30 2006	% Change
Revenue	$83,147	$113,625	$17,226	$130,851	57.4%	$96,930	$135,029	39.3%	$96,930	$135,029	39.3%

Operating Income	$41,796	$68,325	$2,012	$70,337	68.3%	$23,685	$39,125	65.2%	$26,539	$43,689	64.6%
Operating Margin	50.3%	60.1%	11.7%	53.8%		24.4%	29.0%		27.4%	32.4%

Net Income	$39,970	$65,886	$605	$66,491	66.4%	$3,359	5,499	63.7%	$14,782	$24,116	63.1%
EPS	N/A	N/A	$0.13	N/A	N/A	$0.70	$1.15	63.7%	$0.49	$0.80	63.1%

	Three Months Ended September 30,
	($ in thousands)
	GAAP					Pro Forma			Adjusted Pro Forma
	3 Months Ended 9/30 2005	7/1 – 8/9 2006 Predecessor	8/10 –9/30 2006 Successor	3 Months Ended 9/30 2006 Combined	% Change	3 Months Ended 9/30 2005	3 Months Ended 9/30 2006	% Change	3 Months Ended 9/30 2005	3 Months Ended 9/30 2006	% Change
Revenue	$46,439	$24,509	$17,226	$41,735	-10.1%	$46,085	$43,403	-5.8%	$46,085	$43,403	-5.8%

Operating Income	$27,688	$15,841	$2,012	$17,853	-35.5%	$14,138	$14,601	3.3%	$14,185	$15,141	6.7%
Operating Margin	59.6%	64.6%	11.7%	42.8%		30.7%	33.6%		30.8%	34.9%

Net Income	$26,919	$15,294	$605	$15,899	-40.9%	$2,004	$2,052	2.4%	$7,901	$8,358	5.8%
EPS	N/A	N/A	$0.13	N/A	N/A	$0.42	$0.43	2.4%	$0.26	$0.28	5.8%

Evercore’s combined results aggregate “predecessor” and “successor” results prepared in accordance with generally accepted accounting principles (GAAP) before and after the firm’s internal reorganization, the acquisition of Protego Asesores (Protego) and other transactions undertaken in connection with the IPO for the periods presented. The combined results are non-GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results.

Evercore’s pro forma results reflect the impact of the firm’s internal reorganization, the acquisition of Protego and other transactions undertaken in connection with the IPO and are prepared in the same manner as the unaudited pro forma financial information included in its IPO prospectus.

Adjusted pro forma results are provided principally to give additional information about the per-share effect of previously issued but unvested equity and to exclude charges associated with Evercore’s line of credit of $1.7 million and amortization of intangible assets acquired with Protego of $2.9 million. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of unvested partnership units or restricted stock units will be achieved or satisfied.

Evercore believes that the disclosed pro forma measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to compare Evercore’s results prior and subsequent to the IPO. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP results to pro forma and adjusted pro forma results is presented in the tables included in Annex I, as well as a description of how management believes the pro forma and adjusted pro forma results provide useful information in evaluating Evercore’s ongoing operations.

Evercore’s revenues and net income can fluctuate materially depending on the number, size and timing of the completed transactions on which it advised, the number and size of Investment Management gains or losses and other factors. Accordingly, the revenues and net income in any particular quarter may not be indicative of future results. Evercore believes that annual results are the most meaningful.

Business Overview

Evercore’s Advisory and Investment Management business segments benefited in the nine months and third quarter ended September 30, 2006 from the strength of their respective models, strong execution and favorable market conditions. The global M&A environment remains robust, as evidenced by the increase to $115.7 million from $83.0 million in pro forma Advisory revenues in the nine months ended September 30, 2006 from the comparable 2005 period. In addition, the Investment Management business performed well, with strong returns for Evercore Capital Partners II (ECP II) and continued growth of assets under management in Evercore’s traditional asset management business. ECP II earned a significant return on its investment in Michigan Electric Transmission Company and recorded a dividend through the recapitalization of Mr. Bult’s Inc, another portfolio company.

“The fundamentals of our business remain excellent. Our pipeline of advisory engagements is well above last year’s level, as clients continue to demand our classical, independent advisory services,” said Roger Altman, Chairman and Co-Chief Executive Officer, Evercore Partners. “We are executing our growth strategy. In the third quarter, we became a public company and successfully expanded our global presence by completing our combination with Mexico-based Protego and agreeing to acquire U.K.-based Braveheart Financial Services. Our international initiatives will significantly strengthen our capabilities by providing us with an unparalleled team of world class senior level advisors.”

“We remain focused on managing costs and increasing our scale, which has enabled us to grow our pre-tax margins significantly this year. We are confident that our successful track record and focus on recruiting and retaining leading talent will continue to attract clients and investment opportunities to our firm worldwide,” said Austin Beutner, President and Co-Chief Executive Officer, Evercore Partners. “Our Investment Management business is generating attractive returns and we are well positioned to benefit from a number of market trends that favor our value-oriented investment approach. We have broadened our investing activities to include public equities and we are preparing to start fundraising for our new private equity fund, Evercore Capital Partners III.”

Revenues

Advisory

Evercore’s Advisory revenues for the nine months and third quarter ended September 30, 2006 were as follows:

	Nine Months Ended September 30,
	($ in thousands)
	GAAP			9 Months Ended 9/30 2006 Combined	% Change	Pro Forma
	9 Months Ended 9/30 2005	1/1 – 8/9 2006 Predecessor	8/10 –9/30 2006 Successor			9 Months Ended 9/30 2005	9 Months Ended 9/30 2006	% Change
Advisory Revenue	$69,895	$96,122	$12,574	$108,696	55.5%	$83,007	$115,744	39.4%
% of Total Revenue	84.1%	84.6%	73.0%	83.1%		85.6%	85.7%

	Three Months Ended September 30,
	($ in thousands)
	GAAP			3 Months Ended 9/30 2006 Combined	% Change	Pro Forma
	3 Months Ended 9/30 2005	7/1 – 8/9 2006 Predecessor	8/10 – 9/30 2006 Successor			3 Months Ended 9/30 2005	3 Months Ended 9/30 2006	% Change
Advisory Revenue	$39,382	$23,552	$12,574	$36,126	-8.3%	$42,191	$37,339	-11.5%
% of Total Revenue	84.8%	96.1%	73.0%	86.6%		91.6%	86.0%

The increase in pro forma Advisory revenues for the first nine months of 2006 as compared to 2005 was primarily attributable to a larger number of success fees as well as a larger average size of success fees.

Transactions completed in the third quarter 2006 on which Evercore advised included:

•	Cendant in its spin-off of Realogy Corporate to shareholders

•	Cendant in its spin-off of Wyndham Worldwide to shareholders

•	Cendant in its spin-off of Travelport Inc. to The Blackstone Group

•	Orbital Data in its sale to Citrix Systems

•	Winternals Software in its sale to Microsoft

Among the transactions announced in the third quarter 2006 on which Evercore is advising are:

•	Commonwealth Telephone in its sale to Citizens Communications

•	AT&T in its acquisition of USinternetworking

•	Monster Worldwide in the sale of its recruitment advertisement agency TMP Worldwide

•	Time Warner Telecom in its acquisition of Xspedius Communications

•	IntercontinentalExchange in its acquisition of the New York Board of Trade

Some recent highlights include Evercore advising CVS on its merger with Caremark and our serving as sole advisor to Instinet in its sale to Nomura, both of which were announced last week. The CVS/Caremark transaction is expected to be the seventh largest stock-for-stock merger in the U.S. in the past five years which means that Evercore has now been an advisor on three of the ten largest stock-for-stock deals during that period.

In addition, Evercore’s restructuring advisory business is gaining momentum. Evercore recently has been engaged on a number of significant restructuring assignments, including advising Cerberus on its restructuring of Delphi.

Protego’s pro forma advisory revenues for the first nine months of 2006 were $8.4 million.

Investment Management

Evercore’s Investment Management revenues for the nine months and third quarter ended September 30, 2006 were as follows:

	Nine Months Ended September 30,
	($ in thousands)
	GAAP					Pro Forma
	9 Months Ended 9/30 2005	1/1 – 8/9 2006 Predecessor	8/10 – 9/30 2006 Successor	9 Months Ended 9/30 2006 Combined	% Change	9 Months Ended 9/30 2005	9 Months Ended 9/30 2006	% Change
Investment Management Revenue	$13,117	$16,860	$4,152	$21,012	60.2%	$13,549	$17,817	31.5%
% of Total Revenue	15.8%	14.8%	24.1%	16.1%		14.0%	13.2%

	Three Months Ended September 30,
	($ in thousands)
	GAAP					Pro Forma
	3 Months Ended 9/30 2005	7/1 – 8/9 2006 Predecessor	8/10 – 9/30 2006 Successor	3 Months Ended 9/30 2006 Combined	% Change	3 Months Ended 9/30 2005	3 Months Ended 9/30 2006	% Change
Investment Management Revenue	$6,997	$614	$4,152	$4,766	-31.9%	$3,735	$5,215	39.6%
% of Total Revenue	15.1%	2.5%	24.1%	11.4%		8.1%	12.0%

On a pro forma basis, Investment Management revenues increased 31.5% and 39.6% for the nine months and three months ended September 30, 2006, respectively. This is principally due to positive investment results in the ECP II portfolio. During 2006, ECP II sold its investment in Michigan Electric Transmission Company for a sizeable gain and recorded a dividend recapitalization of its investment in Mr. Bult’s, Inc. Additionally, portfolio company fees increased for the nine months ended September 30, 2006 over the same period last year due to increased transaction and monitoring fees.

Expenses

Operating Expenses

Evercore’s operating expenses for the nine months and third quarter ended September 30, 2006 were as follows:

	Nine Months Ended September 30,
	GAAP					Pro Forma			Adjusted Pro Forma
	9 Months Ended 9/30 2005	1/1 – 8/9 2006 Predecessor	8/10 – 9/30 2006 Successor	9 Months Ended 9/30 2006 Combined	% Change	9 Months Ended 9/30 2005	9 Months Ended 9/30 2006	% Change	9 Months Ended 9/30 2005	9 Months Ended 9/30 2006	% Change
Compensation Expenses	$17,585	$20,598	$10,969	$31,567	79.5%	$47,578	$64,420	35.4%	$47,578	$64,420	35.4%
% of Revenue	21.1%	18.1%	63.7%	24.1%		49.1%	47.7%		49.1%	47.7%
Non-compensation Expenses	$23,766	$24,702	$4,245	$28,947	21.8%	$25,667	$31,484	22.7%	$22,813	$26,920	18.0%
% of Revenue	28.6%	21.7%	24.6%	22.1%		26.5%	23.3%		23.5%	19.9%

	Three Months Ended September 30,
	GAAP					Pro Forma			Adjusted Pro Forma
	3 Months Ended 9/30 2005	7/1 – 8/9 2006 Predecessor	8/10 – 9/30 2006 Successor	3 Months Ended 9/30 2006 Combined	% Change	3 Months Ended 9/30 2005	3 Months Ended 9/30 2006	% Change	3 Months Ended 9/30 2005	3 Months Ended 9/30 2006	% Change
Compensation Expenses	$6,971	$3,746	$10,969	$14,715	111.1%	$22,704	$19,839	-12.6%	$22,704	$19,839	-12.6%
% of Revenue	15.0%	15.3%	63.7%	35.3%		49.3%	45.7%		49.3%	45.7%
Non-compensation Expenses	$11,780	$4,922	$4,245	$9,167	-22.2%	$9,243	$8,963	-3.0%	$9,196	$8,423	-8.4%
% of Revenue	25.4%	20.1%	24.6%	22.0%		20.1%	20.7%		20.0%	19.4%

Compensation and Benefits

Because the firm operated as a series of limited liability companies prior to its IPO, payments for services rendered by Evercore’s senior managing directors generally were accounted for as distributions of members’ capital, rather than compensation expenses. As a result, Evercore’s pre-IPO compensation and benefits expenses do not reflect a large portion of payments for services rendered by the firm’s senior managing directors and do not fairly reflect the operating costs Evercore expects to incur as a public company. As a corporation, Evercore includes all payments for services rendered by its senior managing directors in compensation and benefit expenses.

Evercore’s compensation and benefit expenses for the period following the completion of its IPO reflects a 50% ratio of compensation to revenues, excluding reimbursable expenses and carried interest and the impact of $4.3 million in additional compensation expenses recognized post IPO associated with the estimated fair value of vested restricted stock units granted in connection with the IPO. Pro forma results reflect a 50% ratio of compensation and benefits to revenue, excluding reimbursable expenses and carried interest.

As of September 30, 2006 Evercore’s total headcount was 273 employees, compared with 102 as of September 30, 2005. The following table illustrates Evercore’s increase in headcount.

	As of September 30,
	2005	2006 U.S.	2006 Protego	2006 Consolidated
Headcount:
Senior Managing Directors:
Advisory	11	13	6	19
Investment Management	6	7	1	8
Corporate	1	3	0	3
Other Employees:
Other Professionals and Support Staff	84	126	117	243

Total	102	149	124	273

Compensation and benefit expense is generally based on performance and can fluctuate materially in a quarter. Accordingly, the amount of compensation and benefit expense in any particular quarter may not be indicative of future periods.

Non-Compensation Expenses

Pro forma non-compensation expense was $31.5 million for the nine months ended September 30, 2006, an increase of 22.7% compared to $25.7 million for the nine months ended September 30, 2005. The increase is due to larger deal and transaction related expenses, generally billable to clients, financing costs and an increase in costs commensurate with Evercore’s expanded headcount, principally leased office space and technology related expenses, partially offset by an overall reduction in consulting fees. Adjusted pro forma non-compensation expense was $26.9 million and $22.8 million for the nine months ended September 30, 2006 and September 30, 2005, respectively, an increase of 18.0% year-over-year.

Pro forma non-compensation expense was $9.0 million for the three months ended September 30, 2006 a decrease of 3.0% compared to $9.2 million for three months ended September 30, 2005. The decrease is due to a net decline in consulting fees partially offset by increased deal and transaction related expenses, generally billable to clients, financing costs and an increase in expenses commensurate with Evercore’s expanded headcount, principally leased office space and technology related expenses. Adjusted pro forma non-compensation expense was $8.4 million and $9.2 million for the three months ended September 30, 2006 and September 30, 2005, respectively, a decrease of 8.4% year-over-year.

Income Taxes

On a historical combined basis, the provision for income taxes for the nine months and third quarter ended September 30, 2006 was $3.0 million and $1.1 million, respectively, compared to $1.8 million and $0.8 million for the corresponding periods in 2005. The combined effective tax rates for the nine months and third quarter ended September 30, 2006 were 4.20% and 6.00% respectively, compared to 4.36% and 2.80% for the corresponding periods in 2005.

Prior to the IPO, Evercore was not subject to federal income taxes, but was subject to New York City unincorporated business tax and New York City general corporation taxes. As a result of the IPO, the operating business entities of Evercore were restructured and a portion of Evercore’s income will be subject to US federal income taxes. Since the IPO, Evercore’s effective tax rate was approximately 45% reflecting Evercore’s income subject to US federal income, foreign, state and local taxes. The pro forma effective tax rate was approximately 45%.

Liquidity and Capital Resources

As of September 30, 2006, Evercore’s cash totaled $58.9 million, and its investments and securities totaled $18.0 million. Stockholders’ equity was $108.6 million as of September 30, 2006.

Conference Call

Evercore will host a conference call to discuss its third quarter 2006 results on Wednesday, November 8, 2006, at 8:30 a.m. Eastern Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing 866-425 6195 (toll-free domestic) or 973-935-2981 (international); passcode: 8046448. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting at approximately one hour after the call ends. The replay can be accessed at 877-519-4471 (toll-free domestic) or 973-341-3080 (international); passcode: 8046448. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on the Web site for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading investment banking boutique and investment firm. Evercore’s Advisory business counsels its clients on mergers, acquisitions, divestitures, restructurings and other strategic transactions. Evercore’s Investment Management business manages private equity funds and traditional asset management services for sophisticated institutional investors. Evercore serves a diverse set of clients around the world from its offices in New York, Los Angeles, San Francisco, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the firm’s Web site at www.evercore.com.

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Forward-Looking Statements

This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Registration Statement, which was declared effective August 10, 2006. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this discussion. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any private equity fund referenced herein, the securities offered have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Investor Contact:	David Wezdenko
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez or Chuck Dohrenwend
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

ANNEX I

EVERCORE PARTNERS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

	For the Nine Months Ended September 30, 2005	For the Period January 1, 2006 through August 9, 2006	For the Period August 10, 2006 through September 30, 2006	For the Nine Months Ended September 30, 2006
		Predecessor	Successor	Combined *
REVENUES
Advisory Revenue	$69,895	$96,122	$12,574	$108,696
Investment Management Revenue	13,117	16,860	4,152	21,012
Interest Income and Other Revenue	135	643	500	1,143

TOTAL REVENUES	83,147	113,625	17,226	130,851

EXPENSES
Compensation and Benefits	17,585	20,598	10,969	31,567
Occupancy and Equipment Rental	2,149	2,233	807	3,040
Professional Fees	16,271	13,527	663	14,190
Travel and Related Expenses	3,191	4,176	964	5,140
Communications and Information Services	566	1,075	311	1,386
Financing Costs	—	1,706	11	1,717
Depreciation and Amortization	508	666	1,093	1,759
Other Operating Expenses	1,081	1,319	396	1,715

TOTAL EXPENSES	41,351	45,300	15,214	60,514

OPERATING INCOME	41,796	68,325	2,012	70,337
Minority Interest	3	6	883	889
Provision for Income Taxes	1,823	2,433	524	2,957

NET INCOME	$39,970	$65,886	$605	$66,491

Net Income Available to Holder of Shares of Class A Common Stock			$605
Weighted Average Shares of Class A Common Stock Outstanding:
Basic			4,795
Diluted			4,795
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic			$0.13
Diluted			$0.13

*	Represents aggregate Successor and Predecessor results for the periods presented. The combined results are non-GAAP financial measures and should not be used in isolation or substitution of Predecessor and Successor results.

EVERCORE PARTNERS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

	For the Three Months Ended September 30, 2005	For the Period July 1, 2006 through August 9, 2006	For the Period August 10, 2006 through September 30, 2006	For the Three Months Ended September 30, 2006
		Predecessor	Successor	Combined *
REVENUES
Advisory Revenue	$39,382	$23,552	$12,574	$36,126
Investment Management Revenue	6,997	614	4,152	4,766

Interest Income and Other Revenue	60	343	500	843

TOTAL REVENUES	46,439	24,509	17,226	41,735

EXPENSES
Compensation and Benefits	6,971	3,746	10,969	14,715
Occupancy and Equipment Rental	728	405	807	1,212

Professional Fees	9,037	2,806	663	3,469
Travel and Related Expenses	987	683	964	1,647
Communications and Information Services	277	195	311	506
Financing Costs	—	481	11	492
Depreciation and Amortization	186	121	1,093	1,214
Other Operating Expenses	565	231	396	627

TOTAL EXPENSES	18,751	8,668	15,214	23,882

OPERATING INCOME	27,688	15,841	2,012	17,853
Minority Interest	(7)	(1)	883	882
Provision for Income Taxes	776	548	524	1,072

NET INCOME	$26,919	$15,294	$605	$15,899

Net Income Available to Holder of Shares of Class A Common Stock			$605
Weighted Average Shares of Class A Common Stock Outstanding:
Basic			4,795
Diluted			4,795
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic			$0.13
Diluted			$0.13

*	Represents aggregate Successor and Predecessor results for the periods presented. The combined results are non-GAAP financial measures and should not be used in isolation or substitution of Predecessor and Successor results.

Pro Forma Financial Information

The historical results of operations for periods prior to August 10, 2006, the date of Evercore’s corporate reorganization, are not comparable to results of operations for subsequent periods. Accordingly, for periods prior to August 10, 2006, Evercore believes that pro forma results provide the most meaningful basis for comparison of historical periods.

The following unaudited condensed consolidated pro forma statements of income for the three month and the nine month periods ended September 30, 2006 and September 30, 2005 present the consolidated results of operations of Evercore Partners Inc. assuming that the reorganization had been completed as of both January 1, 2006 and January 1, 2005. The pro forma adjustments are based on available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the impact of the reorganization transactions on the historical financial information of Evercore. The adjustments are described in the notes to the unaudited condensed consolidated pro forma statements of income. The Evercore LP pro forma adjustments principally give effect to the following items:

•	the formation transaction includes the elimination of the financial results of the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Co-CEOs have invested capital in the Evercore Capital Partners I fund, which was not contributed to Evercore LP; and

•	the Protego acquisition resulted in certain purchase accounting adjustments such as the recording of intangible assets and its periodic amortization.

The Evercore Partners Inc. pro forma adjustments principally give effect to the formation transaction and the Protego acquisition includes the following items:

•	in the case of the unaudited condensed consolidated pro forma statements of income data, total compensation and benefits expenses at 50% of our total revenue, which gives effect to Evercore’s policy following the initial public offering to set its total compensation and benefits expenses at a level not to exceed 50% of its total revenue each year (excluding for purposes of this calculation, any revenue or compensation and benefits expense relating to gains or losses on investments or carried interest expense reimbursements), and management initially expects to accrue compensation and benefits expense equal to 50% of its total revenue following the initial public offering.

•	in the case of the unaudited condensed consolidated pro forma statements of income data, a provision for corporate income taxes at an effective tax rate was approximately 45%, which assumes the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and reflected net of U.S. federal tax benefit.

The unaudited condensed consolidated pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Evercore that would have occurred had we operated as a public company during the periods presented. The unaudited condensed consolidated pro forma financial information should not be relied upon as being indicative of Evercore’s results of operations or financial condition had the transactions contemplated in connection with the reorganization been completed on the dates assumed. The unaudited condensed consolidated pro forma financial information also does not project the results of operations or financial position for any future period or date.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Nine Months Ended September 30, 2006

(dollars in thousands, except per share data)

	Evercore LP Pro-Forma Adjustments
	Combined Historical *	Adjustments for Formation		Protego Combination Adjustments (c)		Total	Pro-Forma Adjustments for the IPO		Evercore Partners Inc. Pro Forma
Advisory Revenue	$108,696			$7,048		$115,744			$115,744
Investment Management Revenue	21,012	$(5,005	)(a)	1,810		17,817			17,817
Interest Income and Other Revenue	1,143			325		1,468			1,468

Total Revenues	130,851	(5,005)		9,183		135,029			135,029
Compensation and Benefits	31,567			4,503		36,070	$28,350	(g)	64,420
Professional Fees	14,190			2,749		16,939	(4,300	)(h)	12,639
Other Operating Expense	13,979			2,012		15,991			15,991
Amortization of Intangibles	778			2,076	(d)	2,854			2,854

Total Expenses	60,514			11,340		71,854	24,050		95,904
Income Before Minority Interest and Income Tax	70,337	(5,005)		(2,157)		63,175	(24,050)		39,125
Minority Interest	889	(5,005)		(258	)(e)	(4,374)	33,539	(i)	29,165
Income Before Income Taxes	69,448			(1,899)		67,549	(57,589)		9,960
Provision for Income Taxes	2,957	(113	)(b)	273	(f)	3,117	1,344	(j)	4,461

Net Income	$66,491	$113		$(2,172)		$64,432	$(58,933)		$5,499
Weighted Average Shares of Class A Common Stock Outstanding
Basic									4,795
Diluted									4,795
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic									$1.15	(k)
Diluted									$1.15	(k)

See attached footnotes to the Unaudited Condensed Consolidated Pro Forma Statement of Income

*	Represents aggregate successor and predecessor results for the period presented the combined results are non-GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results. See page 10 “Unaudited Condensed Consolidated Statements of Income.”

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Three Months Ended September 30, 2006

(dollars in thousands, except per share data)

	Evercore LP Pro-Forma Adjustments
	Combined Historical *	Adjustments for Formation		Protego Combination Adjustments (c)		Total	Pro-Forma Adjustments for the IPO		Evercore Partners Inc. Pro Forma
Advisory Revenue	$36,126			$1,213		$37,339			$37,339
Investment Management Revenue	4,766	$0	(a)	449		5,215			5,215
Interest Income and Other Revenue	843			6		849			849

Total Revenues	41,735	0		1,668		43,403			43,403
Compensation and Benefits	14,715			662		15,377	$4,462	(g)	19,839
Professional Fees	3,469			2,157		5,626	(2,100	)(h)	3,526
Other Operating Expense	4,920			470		5,390			5,390
Amortization of Intangibles	778			(731	)(d)	47			47

Total Expenses	23,882			2,558		26,440	2,362		28,802
Income Before Minority Interest and Income Tax	17,853			(890)		16,963	(2,362)		14,601
Minority Interest	882			(4	) (e)	878	10,006	(i)	10,884
Income Before Income Taxes	16,971			(886)		16,085	(12,368)		3,717
Provision for Income Taxes	1,072	(91	)(b)	(496	)(f)	485	1,180	(j)	1,665

Net Income	$15,899	$91		$(390)		$15,600	$(13,548)		$2,052
Weighted Average Shares of Class A Common Stock Outstanding
Basic									4,795
Diluted									4,795
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic									$0.43	(k)
Diluted									$0.43	(k)

See attached footnotes to the Unaudited Condensed Consolidated Pro Forma Statement of Income

*	Represents aggregate successor and predecessor results for the period presented the combined results are non-GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results. See page 11 “Unaudited Condensed Consolidated Statements of Income.”

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Nine Months Ended September 30, 2005

(dollars in thousands, except per share data)

	Evercore LP Pro-Forma Adjustments
	Combined Historical *	Adjustments for Formation		Protego Combination Adjustments (c)		Total	Pro-Forma Adjustments for the IPO		Evercore Partners Inc. Pro Forma
Advisory Revenue	$69,895			$13,112		$83,007			$83,007
Investment Management Revenue	13,117	$(1,669	)(a)	2,101		13,549			13,549
Interest Income and Other Revenue	135			239		374			374

Total Revenues	83,147	(1,669)		15,452		96,930			96,930
Compensation and Benefits	17,585			7,305		24,890	$22,688	(g)	47,578
Professional Fees	16,271			1,532		17,803	(4,800	)(h)	13,003
Other Operating Expense	7,495			2,315		9,810			9,810
Amortization of Intangibles	0			2,854	(d)	2,854			2,854

Total Expenses	41,351			14,006		55,357	17,888		73,245
Income Before Minority Interest and Income Tax	41,796	(1,669)		1,446		41,573	(17,888)		23,685
Minority Interest	3	(3	)(a)	(551	)(e)	(551)	18,206	(i)	17,655
Income Before Income Taxes	41,793	(1,666)		1,997		42,124	(36,094)		6,030
Provision for Income Taxes	1,823	(360	)(b)	1,922	(f)	3,385	(714	)(j)	2,671

Net Income	$39,970	$(1,306)		$75		$38,739	$(35,380)		$3,359
Weighted Average Shares of Class A Common Stock
Outstanding
Basic									4,795
Diluted									4,795
Net Income Available to Holders of Shares of Class A
Common Stock Per Share:
Basic									$0.70	(k)
Diluted									$0.70	(k)

See attached footnotes to the Unaudited Condensed Consolidated Pro Forma Statement of Income

*	Represents aggregate successor and predecessor results for the period presented the combined results are non-GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results. See page 10 “Unaudited Condensed Consolidated Statements of Income.”

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Three Months Ended September 30, 2005

(dollars in thousands, except per share data)

	Evercore LP Pro-Forma Adjustments
	Combined Historical *	Adjustments for Formation		Protego Combination Adjustments (c)		Total	Pro-Forma Adjustments for the IPO		Evercore Partners Inc. Pro Forma
Advisory Revenue	$39,382			$2,809		$42,191			$42,191
Investment Management Revenue	6,997	$(4,263	)(a)	1,001		3,735			3,735
Interest Income and Other Revenue	60			99		159			159

Total Revenues	46,439	(4,263)		3,909		46,085			46,085
Compensation and Benefits	6,971			1,909		8,880	$13,824	(g)	22,704
Professional Fees	9,037			658		9,695	(4,000	)(h)	5,695
Other Operating Expense	2,743			758		3,501			3,501
Amortization of Intangibles	0			47	(d)	47			47

Total Expenses	18,751			3,372		22,123	9,824		31,947
Income Before Minority Interest and Income Tax	27,688	(4,263)		537		23,962	(9,824)		14,138
Minority Interest	(7)	7		(114	)(e)	(114)	10,653	(i)	10,539
Income Before Income Taxes	27,695	(4,270)		651		24,076	(20,477)		3,599
Provision for Income Taxes	776	72	(b)	448	(f)	1,296	299	(j)	1,595

Net Income	$26,919	$(4,342)		$203		$22,780	$(20,776)		$2,004
Weighted Average Shares of Class A Common Stock Outstanding
Basic									4,795
Diluted									4,795
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic									$0.42	(k)
Diluted									$0.42	(k)

See attached footnotes to the Unaudited Condensed Consolidated Pro Forma Statement of Income

*	Represents aggregate successor and predecessor results for the period presented the combined results are non-GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results. See page 11 “Unaudited Condensed Consolidated Statements of Income”.

Notes to Unaudited Condensed Consolidated Pro Forma Statements of Income ($ in thousands):

(a)	Adjustment reflects the elimination of the historical results of operations for the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund, specifically, Evercore Founders LLC and Evercore Founders Cayman Limited, which were not contributed to Evercore LP. For the three and nine months periods ended September 30, 2006, this adjustment reflects $0 and $5,005 of net gains associated with carried interest respectively. For the three and nine months periods ended September 30, 2005, this adjustment reflects $4,263 and $1,669 of net gains associated with carried interest respectively, and $7 and $(3) minority interest.
(b)	Adjustment reflects the tax impact on Evercore LP’s New York City Unincorporated Business Tax, or “UBT,” associated with adjustments for the Formation Transaction, including the New York City tax impact of converting the subchapter S corporations to limited liability companies. Since the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities, Evercore’s income has not been subject to U.S. federal and state income taxes. Taxes related to income earned by limited liability companies and partnerships represent obligations of the individual Senior Managing Directors. Income taxes shown on Evercore Partners Inc.’s historical consolidated statements of income are attributable to the New York City UBT, attributable to Evercore’s operations apportioned to New York City.
(c)	Balances reflect the historical financial results for Protego for the three months ended from July 1, 2006 through August 10, 2006 and for the nine months ended January 1, 2006 through August 10, 2006.
(d)	Reflects the amortization of intangible assets acquired in conjunction with the purchase of Protego with an estimated useful life ranging from 0.5 years to five years. The intangible assets with finite useful lives include the following asset types: client backlog and relationships, broker dealer license and non-competition and non-solicitation agreements.
(e)	Reflects an adjustment to eliminate a minority interest of 19% in Protego’s asset management subsidiary that Evercore acquired as part of the Protego acquisition.
(f)	For tax purposes, no tax benefit will be realized related to the intangible assets acquired by Evercore LP in conjunction with the Protego acquisition. However, a tax benefit was realized by Evercore Partners Inc. upon consummation of the initial public offering. See Note (j) under “Notes to Unaudited Condensed Consolidated Pro Forma Statements of Income.”
(g)	Historically the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities. Accordingly, payments for services rendered by Evercore’s Senior Managing Directors generally have been accounted for as distributions of members’ capital rather than as compensation expense. Following the initial public offering, management is including all payments for services rendered by Evercore’s Senior Managing Directors in compensation and benefits expense. Evercore’s policy is to set our total compensation and benefits expense at a level not to exceed 50% of Evercore’s total revenue each year (excluding, for purposes of this calculation, any revenue or compensation and benefits expense relating to gains (or losses) on investments or carried interest and expense reimbursements), and management is accruing compensation and benefits expense equal to 50% of our total revenue following the initial public offering. However, management may record compensation and benefits expense in excess of this percentage to the extent that such expense is incurred due to a significant expansion of Evercore’s business or to any vesting of the partnership units held by Evercore’s Senior Managing Directors or restricted stock units received by Evercore’s non-Senior Managing Director employees at the time of the initial public offering. Management may change this policy in the future. An adjustment has been made to Evercore Partners Inc. to reflect total compensation and benefits expense as 50% of total revenue. For the nine months and the three months period ended September 30, 2006 the Company recorded $4,300 in compensation expense associated with the initial vesting of restricted stock units awarded to non partner professionals at the time of the initial public offering. These expenses have been excluded from the Unaudited Consolidated Combined Pro Forma Statement of Income as the charge is a non-recurring charge attributable to the Initial Public Offering.

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
Post formation Total Revenues	$43,403	$135,029
Less: Expense Reimbursements	(1,109)	(3,573)
Less: Carried Interest	(2,616)	(2,616)

	39,678	128,840

Compensation Expense Threshold - 50%	19,839	64,420
Historical Compensation and Benefits	(15,377)	(36,070)

Total Pro Forma Compensation and Benefits Expense Adjustment	$4,462	$28,350

	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005
Post formation Total Revenues	$46,085	$96,930
Less: Expense Reimbursements	(676)	(1,775)

	45,409	95,155

Compensation Expense Threshold - 50%	22,704	47,578
Historical Compensation and Benefits	(8,880)	(24,890)

Total Pro Forma Compensation and Benefits Expense Adjustment	$13,824	$22,688

(h)	Reflects non-recurring expenses associated with initial public offering and related reorganization transactions.
(i)	Reflects an adjustment to record the 74.5% minority interest ownership of Evercore’s Senior Managing Directors in Evercore LP relating to their vested partnership units, reflecting 4,587,738 shares of Class A common stock outstanding at September 30, 2006. Partnership units of Evercore LP are, subject to certain limitations, exchangeable into shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis. Evercore Partners Inc.’s interest in Evercore LP is within the scope of EITF 04-5. Although Evercore Partners Inc. has a minority economic interest in Evercore LP, it will have a majority voting interest and control the management of Evercore LP. Additionally, although the limited partners have an economic majority of Evercore LP, they do not have the right to dissolve the partnership or substantive kick-out rights or participating rights, and therefore lack the ability to control Evercore LP. Accordingly, Evercore consolidates Evercore LP and record minority interest for the economic interest in Evercore LP held directly by the Senior Managing Directors.
(j)	As a limited liability company, partnership or sub-chapter S entity, Evercore was generally not subject to income taxes except in foreign and local jurisdictions. An adjustment has been made to increase Evercore’s effective tax rate to approximately 45% for both 2006 and 2005, which assumes that Evercore Partners Inc. is taxed as a C corporation at the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and is reflected net of U.S. federal tax benefit. There is no current foreign tax increase or benefits assumed with the Protego acquisition as it relates to the effective tax rate. However, Evercore Partners Inc. will realize deferred tax increases or benefits upon the Protego acquisition as it relates to the tax amortization of intangibles and goodwill over a 15 year straight-line basis. The holders of partnership units in Evercore LP, including Evercore Partners Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Evercore LP. In accordance with the partnership agreement pursuant to which Evercore LP is governed, management intend to cause Evercore LP to make pro rata cash distributions to Evercore’s Senior Managing Directors and Evercore Partners Inc. for purposes of funding their tax obligations in respect of the income of Evercore LP that is allocated to them. The following table reflects the adjustment to arrive at total income subject to tax for Evercore Partners Inc.:

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
Operating Income	$14,601	$39,125
Less Minority Interest (not subject to tax)	10,884	29,165

Total Income subject to tax	$3,717	$9,960

	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005
Post formation Total Revenues	$14,138	$23,685
Less: Expense Reimbursements	10,539	17,655

Total Income subject to tax	$3,599	$6,030

(k)	For the purposes of the pro forma net income per share calculation, the weighted average shares outstanding, basic and diluted, are calculated based on:

	Three Months Ended September 30, 2006 and September 30, 2005		Nine Months Ended September 30, 2006 and September 30, 2005
	Evercore Partners Inc. Pro Forma		Evercore Partners Inc. Pro Forma
	Basic	Diluted	Basic	Diluted
Evercore Partners Inc. Shares of Class A Common Stock	45,238	45,238	45,238	45,238
Evercore Partners Inc. Restricted Stock Units – Vested	207,116	207,116	207,116	207,116
Evercore LP Partnership Units – vested (1)	—	—	—	—
New Shares from Offering	4,542,500	4,542,500	4,542,500	4,542,500

Weighted Average Shares of Class A Common Stock Outstanding	4,794,854	4,794,854	4,794,854	4,794,854

(1)	13,433,265 vested Evercore LP partnership units are not included in the calculation of Weighted Average Shares of Class A Common Stock outstanding as they are antidilutive.

Of the 23,141,593 Evercore LP partnership units that are held by parties other than Evercore Partners Inc. immediately following the initial public offering, 13,433,265 are fully vested and 9,708,328 are unvested. Management has concluded that at the current time it is not probable that the conditions relating to the vesting of these unvested partnership units will be achieved or satisfied and, accordingly, these unvested partnership units are not reflected as outstanding for purposes of calculating the minority interest for the economic interest in Evercore LP held by the limited partners. Any vesting of these unvested partnership units would significantly increase minority interest and reduce Evercore’s net income and net income per share.

Basic and diluted net income per share are calculated as follows:

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
	Evercore Partners Inc, Pro Forma	Evercore Partners Inc, Pro Forma
Basic and Diluted Net Income Per Share
Net Income Available to Holders of Shares of Class A Common Stock	$2,052	$5,498
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	4,795	4,795

Basic and Diluted Net Income Per Share of Class A Common Stock	$0.43	$1.15

	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005
	Evercore Partners Inc, Pro Forma	Evercore Partners Inc, Pro Forma
Basic and Diluted Net Income Per Share
Net Income Available to Holders of Shares of Class A Common Stock	$2,004	$3,359
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	4,795	4,795

Basic and Diluted Net Income Per Share of Class A Common Stock	$0.42	$0.70

The vested Evercore LP partnership units that could potentially dilute basic net income per share were not included in the computation of diluted net income per share because to do so would have been antidilutive for the periods presented. The increase in net income available to holders of shares of Class A common stock due to the elimination of the minority interest associated with vested Evercore LP partnership units (offset by the associated tax effect) that is implied in calculating diluted net income per share assuming the exchange of Evercore LP partnership units for shares of Class A common stock is antidilutive notwithstanding the corresponding increase in weighted average shares of Class A common stock outstanding. Management does not expect dilution to result from the exchange of Evercore LP partnership units for shares of Class A common stock.

The shares of Class B common stock have no right to receive dividends or a distribution on liquidation or winding up of Evercore Partners Inc. The shares of Class B common stock do not share in the earnings of Evercore Partners Inc. and no earnings are allocable to such class. Accordingly, pro forma basic and diluted net income per share of Class B common stock have not been presented.

Adjusted Pro Forma Results and Adjusted Pro Forma Net Income per Common Stock Equivalents

The adjusted pro forma results reflect the following adjustments to pro forma results as shown in the table below:

Exclusion of financing costs for the line of credit. The line of credit was used for additional working capital. The line of credit was repaid out of a portion of the proceeds of the IPO and terminated concurrently with the IPO. Management believes that since the IPO it will rely on other sources of funding to fund working capital and thus excluding financing costs associated with the line of credit facilitates a meaningful comparison of its non-compensation expenses prior and subsequent to the IPO.

Exclusion of amortization of intangible assets acquired with Protego. The Protego acquisition was undertaken in contemplation of the IPO and substantially all of these charges were recognized by September 30, 2006. Management believes that because these charges are not reflective of ongoing operations, exclusion of these charges enhances understanding of the Company’s operating performance.

Tax effect of prior adjustments. Prior to the IPO, Evercore was a collection of a limited liability companies, partnership and sub-chapter S entities which are not subject to federal income taxes. As a result of the IPO, the operating business entities of Evercore were restructured and a portion of its income will be subject to US federal income taxes. Thus the prior three adjustments also need to be tax effected.

Vesting of unvested equity. Management believes that it is useful to provide the per-share effect associated with the vesting of previously issued but unvested equity, and thus the adjusted pro forma results reflect the vesting of the unvested Evercore LP partnership units and restricted stock units. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of unvested partnership units or restricted stock units will be achieved or satisfied.

UNAUDITED CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

Nine Months Ended September 30, 2006

(dollars in thousands, except per share data)

	Evercore Partners Inc. Pro Forma	Adjustments		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$115,744			$115,744
Investment Management Revenue	17,817			17,817
Interest Income and Other Revenue	1,468			1,468

Total Revenues	$135,029	—		$135,029

Compensation and Benefits	64,420			64,420
Professional Fees	12,639			12,639
Other Operating Expense	15,991	(1,710	)(a)	14,281
Amortization of Intangibles	2,854	(2,854	)(b)	—

Total Expenses	$95,904	$(4,564)		$91,340

Income Before Minority Interest and Income Tax	39,125	4,564		43,689
Minority Interest	29,165	(29,165	)(c)	0

Income Before Income Taxes	$9,960	$33,729		$43,689
Provision for Income Taxes	4,462	15,111	(d)	19,573

Net Income	$5,498	$18,618		$24,116

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A
Common Stock Outstanding	4,795			4,795
Currently Vested Partnership Units		13,433	(e)	13,433
Unvested Partnership Units		9,708	(e)	9,708
Unvested RSU’s		2,079	(e)	2,079

Total Shares	4,795	25,220		30,015

Basic	$1.15			$0.80
Diluted	$1.15			$0.80

See attached footnotes to the Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Income

UNAUDITED CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

Three Months Ended September 30, 2006

(dollars in thousands, except per share data)

	Evercore Partners Inc. Pro Forma	Adjustments		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$37,339			$37,339
Investment Management Revenue	5,215			5,215
Interest Income and Other Revenue	849			849

Total Revenues	$43,403	—		$43,403

Compensation and Benefits	19,839			19,839
Professional Fees	3,526			3,526
Other Operating Expense	5,390	(493	)(a)	4,897
Amortization of Intangibles	47	(47	)(b)	—

Total Expenses	$28,802	$(540)		$28,262

Income Before Minority Interest and Income Tax	14,601	540		15,141
Minority Interest	10,884	(10,884	)(c)	—

Income Before Income Taxes	$3,717	$11,424		$15,141
Provision for Income Taxes	1,665	5,118	(d)	6,783

Net Income	$2,052	$6,306		$8,358

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A
Common Stock Outstanding	4,795			4,795
Currently Vested Partnership Units		13,433	(e)	13,433
Unvested Partnership Units		9,708	(e)	9,708
Unvested RSU’s		2,079	(e)	2,079

Total Shares	4,795	25,220		30,015

Basic	$0.43			$0.28
Diluted	$0.43			$0.28

See attached footnotes to the Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Income

UNAUDITED CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

Nine Months Ended September 30, 2005

(dollars in thousands, except per share data)

	Evercore Partners Inc. Pro Forma	Adjustments for One Time Expenses		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$83,007			$83,007
Investment Management Revenue	13,549			13,549
Interest Income and Other Revenue	374			374

Total Revenues	$96,930	—		$96,930

Compensation and Benefits	47,578			47,578
Professional Fees	13,003			13,003
Other Operating Expense	9,810			9,810
Amortization of Intangibles	2,854	(2,854	) (b)	—

Total Expenses	$73,245	(2,854)		$70,391

Income Before Minority Interest and Income Tax	23,685	2,854		26,539
Minority Interest	17,655	(17,655	) (c)	—

Income Before Income Taxes	$6,030	$20,509		$26,539
Provision for Income Taxes	2,672	9,085	(d)	11,757

Net Income	$3,358	$11,424		$14,782

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A
Common Stock Outstanding	4,795			4,795
Currently Vested Partnership Units		13,433	(e)	13,433
Unvested Partnership Units		9,708	(e)	9,708
Unvested RSU’s		2,079	(e)	2,079

Total Shares	4,795	25,220		30,015

Basic	$0.70			$0.49
Diluted	$0.70			$0.49

See attached footnotes to the Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Income

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Three Months Ended September 30, 2005

(dollars in thousands, except per share data)

	Evercore Partners Inc. Pro Forma	Adjustments for One Time Expenses		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$42,191			$42,191
Investment Management Revenue	3,735			3,735
Interest Income and Other Revenue	159			159

Total Revenues	$46,085	—		$46,085

Compensation and Benefits	22,704			22,704
Professional Fees	5,695			5,695
Other Operating Expense	3,501			3,501
Amortization of Intangibles	47	(47	)(b)	—

Total Expenses	$31,947	$(47)		$31,900

Income Before Minority Interest and Income Tax	14,138	47		14,185
Minority Interest	10,539	(10,539	)(c)	—

Income Before Income Taxes	$3,599	$10,586		$14,185
Provision for Income Taxes	1,595	4,689	(d)	6,284

Net Income	$2,004	$5,897		$7,901

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A
Common Stock Outstanding	4,795			4,795
Currently Vested Partnership Units		13,433	(e)	13,433
Unvested Partnership Units		9,708	(e)	9,708
Unvested RSU’s		2,079	(e)	2,079

Total Shares	4,795	25,220		30,015

Basic	$0.42			$0.26
Diluted	$0.42			$0.26

See attached footnotes to the Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Income

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Income:

(a)	Adjustment for financing costs used for additional working capital. The line of credit was repaid out of a portion of the proceeds received from the IPO.

(b)	Reflects expenses associated with amortization of intangible assets acquired in the Protego acquisition.

(c)	Reflects adjustment to eliminate minority interest as all common stock equivalents are assumed to be converted to Class A Common Stock.

(d)	As a limited liability company, partnership or sub-chapter S entity, Evercore was generally not subject to income taxes except in foreign and local jurisdictions. An adjustment has been made to increase Evercore’s effective tax rate to approximately 45% for both 2006 and 2005, for the adjustments previously disclosed in Notes (a), (b), and (c) above, which assumes that Evercore Partners Inc. is taxed as a C corporation at the statutory rates apportioned to each state, local and/or foreign tax jurisdiction and is reflected net of U.S. federal tax benefit.

(e)	Represents the vesting of unvested but outstanding common stock equivalents, which are assumed to vest and convert to Class A Common Stock for the purposes of these adjusted pro forma results. Currently Evercore has excluded such unvested common stock equivalents for the computation of earnings per share.